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                                  Exhibit 10(m)

                         MAX & ERMA'S RESTAURANTS, INC.

                               SEVERANCE AGREEMENT
                               -------------------
                        IN THE EVENT OF CHANGE IN CONTROL
                        ---------------------------------

         This Agreement is made this 10th day of January, 2000, by and between __________ ("Executive") and MAX & ERMA'S RESTAURANTS, INC., a Delaware corporation with its principal office at 4849 Evanswood Drive, Columbus, Ohio, its affiliates, subsidiaries, successors, and assigns (the "Company").

                                    RECITALS

         A. The Company competes in the casual dining segment of the restaurant industry by operating Max & Erma's Restaurants that offer a variety of high quality food in a casual, comfortable, and fun atmosphere and with a uniquely personable style.

         B. The Executive is a principal officer of the Company and an integral part of its management.

         C. The Company considers the Executive's continued services to be in the best interest of the Company and desires, through this Agreement, to assure the Executive's continued services on behalf of the Company on an objective and impartial basis and without distraction or conflict of interest in the event of an attempt to obtain control of the Company.

                                    AGREEMENT

         NOW, THEREFORE, the parties agree as follows:


         1. DEFINITIONS. For purposes of this Agreement, the following terms shall have the following meanings unless otherwise expressly provided in this
Agreement:

                  (a) Change in Control. A "Change in Control" shall be deemed to have occurred if and when, after the date hereof, (i) any "person" (as that term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") on the date hereof), including any "group" as such term is used in Section 13(d)(3) of the Exchange Act on the date hereof, shall acquire (or disclose the previous acquisition of) beneficial ownership (as that term is defined in Section 13(d) of the Exchange Act and the rules thereunder on the date hereof) of shares of the outstanding stock of any class or classes of the Company which results in such person or group possessing more than 50% of the total voting power of the Company's outstanding voting securities ordinarily having the right to vote for the election of directors of the Company; or (ii) as the result of, or in connection with, any tender or exchange offer, merger or other business combination, or contested election, or any combination of the foregoing transactions (a "Transaction"), the owners of the voting shares of the Company

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         outstanding immediately prior to such Transaction own less than a majority of the voting shares of the Company after the Transaction; or (iii) during any period of two consecutive years during the term of this Agreement, individuals who at the beginning of such period constitute the Board of Directors of the Company (or who take office following the approval of a majority of the directors then in office who were directors at the beginning of the period) cease for any reason to constitute at least one-half thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors of the Company representing at least one-half of the directors then in office who were directors at the beginning of the period; or (iv) the sale, exchange, transfer, or other disposition of all or substantially all of the assets of the Company (a "Sale Transaction").

                  Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred for purposes of this Agreement (a) if the Executive, alone or as part of any "group" as such term is used in
         Section 13(d)(3) of the Exchange Act on the date hereof, shall acquire (or disclose the previous acquisition thereof) beneficial ownership (as that term is defined in Section 13(d) on the Exchange Act and the rules thereunder on the date hereof) of shares of the outstanding stock of any class or classes of the Company that results in the Executive or the Executive as part of any "group" possessing more than 50% of the total voting power of the Company's outstanding voting securities ordinarily having the right to vote for the election of directors of the Company; (b) upon the occurrence of any Transaction, Sale Transaction, consolidation, or reorganization involving the Company and the Executive, alone or with other officers of the Company, or any entity in which the Executive (alone or with other officers) has, directly or indirectly, any equity or ownership interest, except where such entity is a publicly traded company and the Executive does not own more than a 1% interest in such entity prior to the Transaction, Sale Transaction, consolidation, or reorganization; (c) in a transaction otherwise commonly referred to as a "management leveraged buyout"; or
         (d) in an acquisition of stock of the Company by employee benefit plans sponsored by the Company.

                  (b) Date of Termination. "Date of Termination" shall mean (i) if the Executive's employment is terminated for Disability, 30 days after a Notice of Termination is given (provided that the Executive shall not have returned to the performance of his duties on a full-time basis during such 30-day period), (ii) if the Executive's employment is terminated for Cause, the date specified in the Notice of Termination,
         (iii) if the Executive's employment is terminated by death, the date of death, and (iv) if the Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given, or, if the Company terminates the Executive's employment without giving a Notice of Termination, the date on which such termination is effective.

                  (c) Disability. The Executive's employment shall be deemed to have been terminated by "Disability" if, as a result of his incapacity due to physical or mental illness, he shall have been absent from his duties with the Company on a full-time basis for the entire period of six consecutive months, and within 30 days after written notice of termination is given (which may occur before or after the end of such six-month period) he shall not have returned to the full-time performance of his duties.

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                  (d) Effective Period. The "Effective Period" means the
         13-month period following any Change in Control (even if such 13-month period shall extend beyond the term of this Agreement or any extension thereof).

                  (e) Notice of Termination. A "Notice of Termination" shall mean a notice which shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment.

                  (f) Termination for Cause. The Company shall only have "Cause" to terminate the Executive's employment hereunder upon the occurrence of one or more of the following grounds:

                           (i) Commission of a crime which is a felony, fraud,
                  or embezzlement, or any misdemeanor involving an act of moral turpitude or committed in connection with the Executive's employment and which causes the Company a substantial detriment or embarrassment;

                           (ii) Engagement in activities or conduct clearly
                  injurious to the best interests or reputation of the Company;

                           (iii) The willful and continued refusal or failure to
                  perform reasonably assigned duties and responsibilities in a competent or satisfactory manner as determined by the Company;

                           (iv) The willful and continued insubordination of the
                  Executive;

                           (v) The willful and continued violation of any of the
                  material terms and conditions of this Agreement or any other written agreement or agreements that the Executive may from time to time have with the Company; or

                           (vi) The willful and continued violation of any of
                  the Company's rules of conduct or behavior, such as may be provided in any employee handbook or as the Company may promulgate from time to time.

                  Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause under this Agreement unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the Board at a meeting called and held for such purposes, after notice to the Executive and an opportunity for the Executive, together with the Executive's counsel (if the Executive chooses to have counsel present at such meeting), to be heard before the Board, finding that, in the good faith opinion of the Board, the Executive had committed an act constituting Cause as defined in this Agreement and specifying the particulars of the act constituting Cause in detail. Nothing in this Agreement will limit the right of the Executive or the Executive's beneficiaries to contest the validity or propriety of any such determination.

                  (g) Termination For Good Reason. "Good Reason" shall mean, unless the Executive shall have consented in writing thereto, termination by the Executive of his employment following a Change in Control because of any of the following:

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                           (i) A reduction in Executive's title, duties,
                  responsibilities, or status, as compared to such title, duties, responsibilities, or status immediately prior to the Change in Control or as the same may be increased after the Change in Control;

                           (ii) The assignment to the Executive of duties
                  inconsistent with the Executive's office on the date of the Change in Control or as the same may be increased after the Change in Control;

                           (iii) A reduction by the Company in the Executive's
                  base salary as in effect immediately prior to the Change in Control or as the same may be increased after the Change in Control, or a reduction by the Company after a Change in Control in the Executive's total compensation (including bonus) so that the Executive's total cash compensation in a given calendar year is less than 90% of Executive's total compensation for the prior calendar year;

                           (iv) A requirement that the Executive relocate
                  anywhere not mutually acceptable to the Executive and the Company or the imposition on the Executive of business travel obligations substantially greater than his business travel obligations during the year prior to the Change in Control;

                           (v) The relocation of the Company's principal
                  executive offices to a location outside the greater Columbus, Ohio area;

                           (vi) The failure by the Company to continue in effect
                  any material fringe benefit or compensation plan, retirement plan, life insurance plan, health and accident plan, or disability plan in which the executive is participating at the time of a Change in Control (or plans providing the Executive with substantially similar benefits), the taking of any action by the Company which would adversely affect the Executive's participation in or materially reduce his benefits under any of such plans or deprive him of any material fringe benefit enjoyed by him at the time of the Change in Control, or the failure by the Company to provide him with the number of paid vacation days to which he is then entitled on the basis of years of service with the Company in accordance with the normal vacation policy then in effect immediately prior to the Change in Control;

                           (vii) Any breach of this Agreement on the part of the
                  Company; or

                           (viii) Failure of any successor to assume all
                  obligations under this Agreement.

                  (h) Termination for Retirement. Termination by the Company of the Executive's employment based on "Retirement" shall mean termination in accordance with the Corporation's normal retirement policy applicable to its salaried employees as in effect immediately prior to the Change in Control or in accordance with any other retirement arrangement established with the Executive's consent with respect to the Executive.

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                  (i) Window Period. The "Window Period" means the thirteenth
         (13th) month following any Change in Control (even if such thirteenth
         (13th) month shall extend beyond the term of this Agreement or any extension thereof).

         2. PREVIOUS AGREEMENT TERMINATED. The Employment Agreement between the Company and the Executive, dated December 12, 1984, is hereby terminated.

         3. TERM. Unless sooner terminated as herein provided, the term of this Agreement shall commence on the date hereof and shall continue until the third anniversary of the Commencement Date (the "Termination Date"); provided, however, that commencing on the Termination Date and on each anniversary date thereof the term of this Agreement shall automatically be extended for one additional year beyond the then existing term unless, not later than one hundred twenty (120) days immediately preceding the Termination Date of the then existing term, the Company shall have given the Executive notice that it wishes to terminate this Agreement in which case the Agreement shall terminate at the end of the then existing term. The Company may not give such notice at any time while it has knowledge that any third person has taken steps or announced an intention to take steps reasonably calculated to effect a Change in Control. Notwithstanding the above, if a "Change in Control" (as defined herein) of the Company occurs during the term of this Agreement, the term of this Agreement will be extended for thirteen (13) months beyond the end of the month in which any such Change in Control occurs. It is understood that no amounts or benefits shall be payable under this Agreement unless (i) there shall have been a Change in Control during the term of this Agreement and (ii) the Executive's employment is terminated at any time during the Effective Period or the Window Period as provided in Section 5 hereof. It is further understood that the Company may terminate the Executive's employment at any time after a Change in Control, subject to the Company providing, if required to do so in accordance with the terms hereof, the severance payments and benefits hereinafter specified, which payments and benefits shall only be available if a Change in Control has occurred prior to such termination. Prior to a Change in Control, this Agreement shall terminate immediately if the Executive's employment with the Company is terminated for any reason, and Executive shall be entitled to no payments or benefits hereunder.

         4. TERMINATION FOLLOWING A CHANGE IN CONTROL. Any termination of Executive's employment by the Company for Cause, Disability, or otherwise or by the Executive for Good Reason, which occurs at any time during the Effective Period or the Window Period, shall be communicated by written Notice of Termination to the other party.

         5. COMPENSATION UPON TERMINATION FOLLOWING A CHANGE IN CONTROL. The Executive shall be entitled to the severance benefits provided in Section 5 hereof if his employment is terminated within the Effective Period or the Window Period following a Change in Control of the Company (even if such Effective Period or the Window Period extends beyond the term of this Agreement or any extension thereof) unless his termination is (i) because of his death or Retirement, (ii) by the Company for Cause or Disability, or (iii) by the Executive other than for Good Reason; provided however, that the Executive may terminate his employment for any reason during the Window Period, and shall be entitled to the severance benefits provided in Section 5(c) hereof.

                  (a) For Cause. If, at any time during the Effective Period or the Window Period, the Executive's employment shall be terminated for Cause, the Company shall pay his full base salary through the Date of Termination at the rate in effect at the time Notice of

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         Termination is given, and the Company shall have no further obligations to the Executive under this Agreement.

                  (b) Death, Disability, or Retirement. If, at any time during the Effective Period or the Window Period, the Executive's employment is terminated by reason of the Executive's death, Disability, or Retirement, the Company shall pay to the Executive or his legal representative his full base salary through the Date of Termination, and the Company shall have no further obligation to the Executive or his legal representative under this Agreement.

                  (c) For Good Reason or without Cause. If, at any time during the Effective Period or the Window Period, the Executive's employment is terminated by the Company for any reason other than Cause, death, Disability, or Retirement; or is terminated by the Executive for Good Reason, at any time during the Effective Period; or is terminated by the Executive during the Window Period for any reason, then:

                           (i) The Company shall pay to the Executive, not later
                  than 30 days following the Date of Termination, the Executive's accrued but unpaid base salary through the Date of Termination plus compensation for any current and carried-over unused vacation days in accordance with the applicable personnel policy and the unpaid balance of the current year's premiums under any split dollar life insurance policy on the life of the Executive held by the Company.

                           (ii) The Company shall pay to the Executive, not
                  later than 30 days following the Date of Termination, an amount in cash equal to the product of (x) the average annual bonus paid to the Executive for the last three full fiscal years ending prior to the Date of Termination or, if the Executive has been employed by the Company for less than three full fiscal years prior to the Date of Termination, the average annual bonus paid to the Executive for the entire period of the Executive's employment prior to the Date of Termination and (y) the fraction obtained by dividing (A) the number of days between the Date of Termination and the last day of the last full fiscal year ending prior to such date and
                  (B) 365.

                           (iii) All outstanding stock options issued to the
                  Executive shall become 100% vested and thereafter exercisable in accordance with such governing stock option plans and agreements, and the ownership of the unvested portion of the Company's cash value of any split dollar life insurance policy shall become 100% vested in the Executive.

                           (iv) In lieu of any further payments of salary to the
                  Executive after the Date of Termination, the Company shall pay to the Executive, not later than thirty (30) days following the Date of Termination and notwithstanding any dispute between the Executive and Company as to the payment to the Executive of any other amounts under this Agreement or otherwise, a lump sum cash severance payment (the "Severance Payment") equal to 2.99 times the average annual compensation which was payable to the Executive by the Company (or any other company (an "Affiliate") affiliated with the Company within the meaning of Section 1504 of the Internal Revenue Code of 1986, as amended (the "Code")) and includable in the Executive's gross income for federal income tax purposes for the
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                  five taxable years ending prior to the date on which a
                  Change in Control of the Company occurred (or such portion of such period during which the Executive performed personal services for the Company or an Affiliate). Compensation payable to the Executive by the Company or an Affiliate shall include every type and form of compensation includable in the Executive's gross income for federal income tax purposes in respect of the Executive's employment by the Company or an Affiliate.

                  (d) Excess Parachute Payments. If any portion of the aggregate payments under Section 5 hereof which are considered "parachute payments" within the meaning of Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the "Code"), shall be determined by the Corporation's independent auditors to be nondeductible to the Company, then the aggregate present value of all of the amounts payable to the Executive under Section 5(c) hereof shall be reduced to the maximum amount which would cause all of the payments under Section 5(c) to be deductible and in such event the executive shall have the option, but not the obligation, to designate or select those kinds of payments which shall be reduced and the order of such reductions, but failure of the Executive to make such selections within a period of 30 days following notice of the determination that a reduction is necessary will result in a reduction of all such payments, pro rata. If the Executive disagrees with the determination of the reduced amount by the Company's auditors, he may contest that determination by giving notice of such contest within 30 days of learning of the determination and may use an accountant of his choice in connection with such contest. The Company shall pay all of the Executive's costs in connection with such contest if the ultimate determination by the two accountants (that of the Company and that of the Executive) in consultation with each other, or by a third accountant jointly chosen by the two first-named accountants in the event the first two cannot agree, represents a lesser reduction in the amounts payable under Section 5(c) hereof than the Company's independent auditors established in the first instance. Otherwise, the Executive shall pay his own and any additional costs incurred by the Company in contesting such determination. If there is a final determination by the Internal Revenue Service or a court of competent jurisdiction that the Company overpaid amounts under Section 280G of the Code, the amount of the overpayment shall be treated as a loan to the Executive and shall be repaid immediately, together with interest on such amount at the prime rate of interest at Huntington National Bank, Columbus, Ohio, or any successor thereto, in effect from time to time. If the Internal Revenue Service or a court of competent jurisdiction finally determines, or if the Code or regulations thereunder shall change such that the Corporation underpaid the Executive under Section 280G of the Code, the Corporation shall pay the difference to the Executive with interest as specified above.

                  (e) Avoidance of Penalty Taxes. This Section 5 shall be interpreted so as to avoid the imposition of excise taxes on the Executive under Section 4999 of the Code, and the Executive may in his sole discretion elect to reduce any payments he may be eligible to receive under this Agreement to prevent the imposition of such excise taxes.

                  (f) Other Rights not Affected. The Executive's right to receive payment under this Agreement shall not decrease the amount of, or otherwise adversely affect, any other benefits payable to the Executive under any plan, agreement, or arrangement relating to employee benefits provided by the Company.

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                  (g) No Duty to Mitigate. The Executive shall not be required to mitigate the amount of any payment provided for in this Section 5 by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Section 5 be reduced by any compensation earned by the Executive as the result of employment by another employer or by reason of the Executive's receipt of or right to receive any retirement or other benefits after the Date of Termination of employment or otherwise.

         6. SUCCESSORS; BINDING AGREEMENT

                  (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of the Company and its subsidiaries to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation in the same amount and on the same terms as he would be entitled hereunder if he terminated his employment for Good Reason during the Effective Period or for any reason during the Window Period, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Company" shall mean the Company as defined above and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 6 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law. Nothing contained in this Section 6 shall be construed to modify or affect the definition of a "Change in Control" contained in Section 1 hereof.

                  (b) This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, and legatees.

         7. ARBITRATION. Any dispute or controversy arising out of or relating to this Agreement, or any breach thereof, shall be settled by arbitration in accordance with the rules of the American Arbitration Association. The award of the arbitrator shall be final, conclusive, and nonappealable and judgment upon such award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall mean an arbitrator qualified to serve in accordance with the rules of the American Arbitration Association and one who is approved by both the Company and the Executive. In the absence of such approval, each party shall designate a person qualified to serve as an arbitrator in accordance with the rules of the American Arbitration Association and the two persons so designated shall select the arbitrator from among those persons qualified to serve in accordance with the rules of the American Arbitration Association. The arbitration shall be held in Columbus, Ohio or other such place as may be agreed upon at the time by the parities to the arbitration.

         8. ENFORCEMENT OF AGREEMENT. The Company is aware that upon the occurrence of a Change in Control, the Board of Directors or a shareholder of the Company may then cause or attempt to cause the Company to refuse to comply with its obligations under this Agreement, or may cause or attempt to cause the Company to institute, or may institute arbitration or litigation seeking to have this Agreement declared unenforceable, or may take or attempt to take other action to deny the Executive the benefits intended under this Agreement. In these circumstances, the purpose of this Agreement could be frustrated. Accordingly, if following a Change in Control it should appear to the Executive that the Company has failed to comply with any of its obligations under Section 5(c) of this Agreement or in the event that the Company or any other person takes any action to declare Section 5(c) of this Agreement void or unenforceable, or institutes any arbitration, litigation, or other legal action designed to deny, diminish or to recover from the Executive the benefits entitled to be provided to him under Section 5(c), and that the Executive has complied with all his obligations under this Agreement, the Company authorizes the Executive to retain counsel of his choice, at the expense of the Company as provided in this Section, to represent him in connection with the initiation or defense of any pre-suit settlement negotiations, arbitration, litigation, or other legal action, whether such action is by or against the Company or any Director, officer, shareholder, or other person affiliated with the Company, in any jurisdiction. Notwithstanding any existing or prior attorney-client relationship between the Company and such counsel, the Company consents to the Executive entering into an attorney-client relationship with such counsel, and in that connection the Company and the Executive agree that a confidential relationship shall exist between the Executive and such counsel, except with respect to any fee and expense invoices generated by such counsel. The reasonable fees and expenses of counsel selected by the Executive as hereinabove provided shall be paid or reimbursed to the Executive by the Company on a regular, periodic basis upon presentation by the Executive of a statement or statements prepared by such counsel in accordance with its customary practices, up to a maximum of 25% of the amount due to the Executive under Section 5(c). Any legal expenses incurred by the Company by reason of any dispute between the parties as to enforceability of Section 5(c) or the terms contained in Section 5(c), notwithstanding the outcome of any such dispute, shall be the sole responsibility of the Company, and the Company shall not take any action to seek reimbursement from the Executive for such expenses.

         9. NOTICES. For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed in the case of the Executive, to:

             --------------------

             --------------------

             --------------------

and in the case of the Company, to the principal executive offices of the Company, provided that all notices to the Company shall be directed to the attention of the Company's Chief Executive Officer with copies to the Secretary of the Company, or to such other addresses as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         10. NO WAIVER. No provisions of this Agreement may be modified, waived, or discharged unless such waiver, modification or discharge is agreed to in writing signed by the executive and a duly authorized officer of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time

         11. SAVING. If any provision of this Agreement is later found to be completely or partially unenforceable, the remaining part of that provision of any other provision of this Agreement shall still be valid and shall not in any way be affected by the finding. Moreover, if any provision is for any reason held to be unreasonably broad as to time, duration, geographical scope, activity or subject, such provision shall be interpreted and enforced by limiting and reducing it to preserve enforceability to the maximum extent permitted by law.

         12. GOVERNING LAW. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Ohio without reference to its choice of law rules.

         13. FINAL AGREEMENT. This Agreement replaces any existing agreement between the Executive and the Company relating to the same subject matter and may be modified only by an agreement in writing signed by the parties.


                                       MAX & ERMA'S RESTAURANTS, INC.


                                       By:
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                                       Its:
                                           ------------------------------------

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                                       EXECUTIVE

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